Exhibit 10.1

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (the "Amendment") is made and entered into as of the 24th day of March, 2014, by and between MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company ("Landlord"), and CAPELLA EDUCATION COMPANY, a Minnesota corporation ("Tenant").

Recitals and Preliminary Statement of Facts:

A.    Landlord (as successor in interest to 601 Second Avenue Limited Partnership) and Tenant are parties to that certain Office Lease dated February 23, 2004 (the "Original Lease"), which Original Lease was amended by instruments dated May 16, 2006 (the "First Amendment"), March 17, 2008 (the "Second Amendment"), June 10, 2009 (the "Third Amendment"), June 25, 2010 (the "Fourth Amendment"), and August 29, 2011 (the "Fifth Amendment"; the Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment, hereinafter collectively, the "Lease"). Pursuant to the Lease, Tenant currently leases from Landlord approximately 426,165 square feet of Rentable Area of office space (the "Current Premises") in the project commonly known as 225 South Sixth, located at 225 South Sixth Street, Minneapolis, Minnesota.

B.    Tenant desires to surrender the portion of the Current Premises located on the 11th floor of the Project (as defined in the Lease) to Landlord, containing approximately 54,940 square feet of Rentable Area (the "Reduction Space") (the Current Premises less the Reduction Space is 371,225 square feet of Rentable Area and is referred to herein as the "Remaining Premises") and that the Lease be appropriately amended. Landlord desires to enter into a lease with a third party with respect to the Reduction Space (the "Third Party Lease"), and Landlord is therefore willing to accept such surrender on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

Covenants:

1.    Tenant shall vacate the Reduction Space in accordance with the terms of the Lease on or prior to the date that is ninety (90) days after the date Landlord provides (or is deemed to have provided) Tenant with the Waiver Notice (defined in Section 11 below) (the "Reduction Effective Date"), and Tenant shall fully comply with all obligations under the Lease respecting the Reduction Space up to the Reduction Effective Date, and completely vacate and surrender the Reduction Space to Landlord in accordance with the terms of the Lease, subject to the remaining provisions of this Section 1. Without limitation, Tenant shall leave the Reduction Space in a broom-clean condition and free of all movable furniture, fixtures, equipment, and other personal property. However, notwithstanding anything to the contrary set forth in the Lease, Tenant shall have no obligation to remove from the Reduction Space any alterations, including any data and telecommunications cabling, previously approved by Landlord, but must (i) restore any damage to the Reduction Space caused by Tenant's removal of its personal property therefrom, (ii) repair any damage to Building systems or structures caused in connection with Tenant's use or occupancy of the Reduction Space, and (iii) remove all hazardous materials and substances, if any, brought onto the Reduction Space by Tenant, its employees, agents, contractors, or invitees. Subject to Tenant's compliance with the foregoing, effective as of the Reduction Effective Date the Reduction Space shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to the Reduction Space, and the "Premises", as defined in the Lease, shall be deemed to mean the Remaining Premises; provided, however, that Tenant's obligation to pay Base Rent and Tenant's Additional Rent with respect to the Reduction Space shall continue through December 31, 2014 and shall be payable in accordance with the terms and provisions of the Lease. If Tenant shall holdover in the Reduction Space beyond the day immediately preceding the Reduction Effective Date, Tenant shall be liable for Base Rent, Tenant's Additional Rent and other charges respecting the Reduction Space in accordance with the hold over provisions of the Lease.

2.    As additional consideration for this Amendment, Tenant agrees to pay Landlord on or before January 2, 2015, the amount of $1,916,000.00 in good funds.

3.    Notwithstanding the reduction of the Current Premises by the Reduction Space as provided in this Amendment, Tenant shall continue to be entitled to the Office Premises Improvement Allowance pursuant to the provisions of Section 4.1 of the Fifth Amendment, it being acknowledged and agreed by Tenant, however, that the rentable square footage of the Reduction Space shall not be utilized in calculating the same.

4.    Tenant shall retain its Naming Right as provided in Section 36.2 of the Original Lease, and amended in Section 22 of the Second Amendment, except that the reference to "400,000" in the first sentence of said Section 36.2, as previously reduced to 395,000 in said Section 22, shall be further reduced to 350,000 as of the Reduction Effective Date.

5.    This Amendment may be executed in counterparts and it shall be sufficient that the signature of each party appear in one or more of such counterparts. Signatures on this Amendment which are transmitted by facsimile or e-mail shall be valid for all purposes. Any party, however, shall deliver an original signature for this Amendment to the other party upon request.

6.    Except as otherwise provided above, the Lease is ratified and confirmed and remains in full force and effect. All references in the Lease and this Amendment to the "Lease" or this "Lease" shall mean the Lease as amended by this Amendment.

7.    Recitals A and B above are incorporated herein by reference.

8.    This Amendment shall be binding upon and be enforceable by Landlord and Tenant and their successors and permitted assigns.

9.    Landlord is committed to a program of enhanced security measures at the Tower and is currently implementing upgrades to the Tower security and monitoring systems, as well as a relocation of the skyway security station. In coordination with these improvements, Landlord is considering potential additional security enhancements including upgrades to the Tower elevator and tenant suite access systems.

10.    Landlord and Tenant each warrant and defend to the other that it has not dealt with any broker in connection with this Amendment other than TEGRA Group (“Tenant’s Broker”) and CBRE Group, Inc. or an affiliate of CBRE Group, Inc. (“Landlord’s Broker”), and Landlord and Tenant each agrees to indemnify and save the other for its breach of this warranty and representation, which will survive the termination of the Lease Term. Landlord shall pay any commission due to Landlord’s Broker as a result of this Amendment, and Tenant shall pay any commission due to Tenant’s Broker as a result of this Amendment.

11.    Notwithstanding anything to the contrary set forth in this Amendment, if Landlord does not enter into the Third Party Lease on terms and conditions solely acceptable to Landlord on or before April 15, 2014, Landlord shall have the right to declare this Amendment null and void and to reinstate the Lease with respect to the Reduction Space by so notifying Tenant in writing on or prior to April 30, 2014 (the "Third Party Lease Contingency"). The written notice delivered pursuant to which Landlord has exercised its right to declare this Amendment null and void and to reinstate the Lease with respect to the Reduction Space in connection with the Third Party Lease Contingency is referred to herein as the "Contingency Notice"). Landlord shall also have the right to waive such Third Party Lease Contingency by written notice (the "Waiver Notice") to Tenant given at any time prior to April 30, 2014; provided, however, if Landlord does not deliver the Waiver Notice or the Contingency Notice before such date, the Waiver Notice shall be deemed to have been delivered on April 30, 2014.

12.    Landlord represents and warrants to Tenant that (a) Landlord owns fee simple title to the Project, subject to a Second Amended and Restated Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of November 25, 2013; (b) the Mortgage is currently held by Wells Fargo Bank, National Association, as Administrative Agent (the “Mortgage Holder”); and (c) except for the Mortgage, the Landlord's interest in the Project is not subject to any mortgages or monetary liens. Landlord agrees to obtain and deliver to Tenant as soon as reasonably possible, but in no event later than May 31, 2014, a Subordination, Non-Disturbance and Attornment Agreement ("the “Mortgage Holder SNDA”), in the form attached hereto as Exhibit A, or with such changes thereto as are approved by Tenant, executed and acknowledged by the Mortgage Holder. If the Mortgage Holder SNDA is executed on behalf of the Mortgage Holder, then the Mortgage Holder SNDA shall be accompanied by recordable evidence of the authority of such servicer or third party to so act for and bind the Mortgage Holder, which recordable evidence of authority shall be in form and substance acceptable to Tenant.

If Landlord shall fail to deliver to Tenant a recordable original of the Mortgage Holder SNDA (and, if applicable, recordable evidence of authority of any servicer or third party purporting to act for and bind the Mortgage Holder, as described above) by May 15, 2014, Tenant may by written notice to Landlord terminate this Amendment at any time on or before May 31, 2014, and upon any such termination, this Amendment shall be of no further force or effect, except that Landlord shall reimburse Tenant for the actual out-of-pocket costs and expenses incurred by Tenant in connection with this Amendment, including, without limitation, design fees, construction costs and expenses, attorneys' fees and consultants' fees.

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signatures are set forth on the following two pages]

IN WITNESS WHEREOF, Landlord has executed this Amendment to be effective as of the date first above written.
LANDLORD:

MINNEAPOLIS 225 HOLDINGS, LLC,
a Delaware limited liability company

By:_/s/ Brodie Ruland_____________________
Name:______Brodie Ruland_________________
Title:_____Vice President__________________

This is a signature page to the Sixth Amendment to Lease between Minneapolis 225 Holdings, LLC, a Delaware limited liability company, as Landlord, and Capella Education Company, a Minnesota corporation, as Tenant, with respect to certain Premises located in the office project now known as 225 South Sixth in Minneapolis, Minnesota.

IN WITNESS WHEREOF, Tenant has executed this Amendment to be effective as of the date first above written.
TENANT:

CAPELLA EDUCATION COMPANY,
a Minnesota corporation

By:___/s/ Steven L. Polacek___________________
Name:______Steven L. Polacek_______________
Title:___SVP and CFO______________________

This is a signature page to the Sixth Amendment to Lease between Minneapolis 225 Holdings, LLC, a Delaware limited liability company, as Landlord, and Capella Education Company, a Minnesota corporation, as Tenant, with respect to certain Premises located in the office project now known as 225 South Sixth in Minneapolis, Minnesota.